UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

Exxon Mobil Corporation
(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 22777 Springwoods Village Parkway, Spring, Texas 77389-1425
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 940-6000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
Title of Each Class	Trading Symbol	on Which Registered
Common Stock, without par value	XOM	New York Stock Exchange
0.142% Notes due 2024	XOM24B	New York Stock Exchange
0.524% Notes due 2028	XOM28	New York Stock Exchange
0.835% Notes due 2032	XOM32	New York Stock Exchange
1.408% Notes due 2039	XOM39A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
(a), (b)

Exxon Mobil Corporation (the “Company,” “ExxonMobil,” “we,” or “our”) held its Annual Meeting of Shareholders on May 29, 2024. At the meeting, the matters set forth below were submitted for a vote of security holders.

As of the close of business on April 3, 2024, which was the record date for the Annual Meeting, 3,942,353,584 shares of ExxonMobil common stock, without par value (“Common Stock”), were outstanding and entitled to vote.

Set forth below are the proposals voted upon at the Annual Meeting, and the final vote tabulation that certified the voting results as received from the Inspector of Election. Based on the results, at least 3,302,904,215 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing 83.8% percent of the shares entitled to be voted. Percentages are based on the total votes cast. Under the corporate law of New Jersey, where we are incorporated, abstentions are not counted as votes cast.

The final voting results for the proposals presented at the Annual Meeting were as follows:

Proposal 1 – Election of Directors

The shareholders elected each of the Board’s twelve director nominees. The votes For and Against, as well as Abstentions and Broker Non-Votes, for each nominee are set forth below.

Nominees	Votes For	% For	Votes Against	% Against	Abstentions	Broker Non-Votes
Michael J. Angelakis	2,561,406,060	96.8%	85,957,490	3.2%	8,629,460	646,909,456
Angela F. Braly	2,504,926,838	94.6%	143,368,816	5.4%	7,689,371	646,909,456
Gregory J. Goff	2,553,087,153	96.4%	94,632,409	3.6%	8,275,197	646,909,456
John D. Harris II	2,574,327,842	97.2%	73,046,147	2.8%	8,619,181	646,909,456
Kaisa H. Hietala	2,560,110,346	96.7%	87,539,262	3.3%	8,342,785	646,909,456
Joseph L. Hooley	2,305,339,973	87.1%	340,736,593	12.9%	9,918,193	646,909,456
Steven A. Kandarian	2,554,375,314	96.5%	92,856,263	3.5%	8,761,493	646,909,456
Alexander A. Karsner	2,525,992,838	95.4%	121,261,975	4.6%	8,737,950	646,909,456
Lawrence W. Kellner	2,549,173,473	96.3%	97,763,212	3.7%	9,058,075	646,909,456
Dina Powell McCormick	2,606,634,337	98.4%	41,114,475	1.6%	8,244,358	646,909,456
Jeffrey W. Ubben	2,533,220,367	95.7%	113,917,329	4.3%	8,855,419	646,909,456
Darren W. Woods	2,425,080,096	91.6%	222,995,219	8.4%	7,909,435	646,909,456

The shareholders voted as set forth below on two management proposals:

Proposal 2 – Ratification of Independent Auditors:
Votes Cast For:	3,197,567,441	97.1%
Votes Cast Against:	96,648,437	2.9%
Abstentions:	8,687,798
Broker Non-Votes:	0

Proposal 3 – Advisory Vote to Approve Executive Compensation:
Votes Cast For:	2,431,692,553	92.3%
Votes Cast Against:	203,869,281	7.7%
Abstentions:	20,408,253
Broker Non-Votes:	646,909,456

The shareholders voted as set forth below on four shareholder proposals:

Proposal 4 – Revisit Executive Pay Incentives for GHG Emission Reductions:
Votes Cast For:	44,845,415	1.7%
Votes Cast Against:	2,591,710,537	98.3%
Abstentions:	19,266,391
Broker Non-Votes:	646,909,456

Proposal 5 – Additional Pay Report on Gender and Racial Basis:
Votes Cast For:	528,148,196	20.0%
Votes Cast Against:	2,106,469,984	80.0%
Abstentions:	21,185,822
Broker Non-Votes:	646,909,456

Proposal 6 – Report on Plastic Production Under SCS Scenario:
Votes Cast For:	546,032,996	20.8%
Votes Cast Against:	2,078,287,997	79.2%
Abstentions:	31,501,754
Broker Non-Votes:	646,909,456

Proposal 7 – Additional Social Impact Report:
Votes Cast For:	196,053,322	7.5%
Votes Cast Against:	2,428,440,098	92.5%
Abstentions:	31,495,338
Broker Non-Votes:	646,909,456

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by the Company in its Form 8-K filed with the U.S. Securities and Exchange Commission on May 3, 2024, Maria S. Dreyfus was elected as a non-employee director of the Company in connection with the acquisition of Pioneer Natural Resources Company. Ms. Dreyfus was not included with the Company’s nominees for election by shareholders at the Company’s annual meeting of shareholders on May 29, 2024 but was re-elected for a full term by the Company’s Board of Directors immediately following the annual meeting of shareholders.

Initial Board Committee assignments for Ms. Dreyfus have not been determined at the time of this filing. The Form 8-K filed on May 3, 2024 will be amended to include that information when available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: May 31, 2024	By:	/s/ LEN M. FOX
Len M. Fox
Vice President and Controller
(Principal Accounting Officer)
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